Exhibit 99.1

Kohl’s Mails Definitive Proxy and Sends Letter to Shareholders

•	New strategy is creating value, with stock price appreciation of more than 200% since its launch in October 2020, outperforming the S&P 500 by more than 185%

•	Activists’ slate threatens to disrupt Kohl’s momentum; Activists offer no new value-creating ideas

•	Kohl’s directors outmatch the Activists’ slate on relevant experience and breadth of expertise

•	Kohl’s remains open to new ideas that could enhance shareholder value

•	For more information, investors can visit www.KohlsMomentum.com

MENOMONEE FALLS, Wis.—Kohl’s Corporation (NYSE:KSS) (“Kohl’s” or the “Company”) today mailed definitive proxy materials previously filed with the Securities and Exchange Commission (“SEC”) in connection with the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which is scheduled to be held on May 12, 2021. Kohl’s shareholders of record as of the close of business on March 24, 2021 will be entitled to vote at the Annual Meeting.

In conjunction with the definitive proxy mailing, Kohl’s is providing the following letter from the Company’s Board of Directors to shareholders:

***

PROTECT THE VALUE OF YOUR INVESTMENT IN KOHL’S – VOTE THE BLUE PROXY CARD

TODAY FOR ALL OF KOHL’S HIGHLY QUALIFIED DIRECTOR NOMINEES.

March 24, 2021

Dear Fellow Shareholder:

Kohl’s Board and management are acting decisively to create value for all shareholders. In October 2020, we announced a new strategy to accelerate Kohl’s top line growth and enhance long-term profitability, and we are already seeing significant progress. Our third and fourth quarter 2020 results showed continued sequential improvement and exceeded expectations.

Investors and analysts have taken notice. Since launching our strategy, our stock price has increased by more than 200%, outperforming the S&P 500 by more than 185%.1

We are delivering on initiatives which are positioning us for long-term success and allowing us to capture market share from the ongoing retail industry disruption. For example, in the fourth quarter of 2020 we grew digital sales more than 20% year-over-year, accounting for more than 40% of sales, with our stores still playing a critical role in supporting the heightened demand.

As you may know, a group of activist investors (the “Activists”) has recently accumulated a position in Kohl’s and is seeking five seats on our Board of Directors. Kohl’s is committed to engaging constructively with all of our shareholders and will continue to listen to the Activists. But we strongly believe that the election of the Activists’ nominees would disrupt our momentum and would not benefit our shareholders over the long term. We urge you to simply discard any White proxy card you may receive from the Activists.

[1]	Bloomberg; as of close of trading on March 22, 2021

The Kohl’s Board brings a diverse and relevant set of experiences well suited to support our continued momentum. We strongly recommend that you vote the BLUE Proxy Card today For All of Kohl’s highly qualified director nominees.

Kohl’s new strategy is creating value for shareholders. The Activists’ campaign threatens to disrupt our momentum.

Overseen by Kohl’s Board of Directors, the strategy we launched in October 2020 aims to accelerate growth and expand operating margin to 7% to 8% by 2023.

Accelerating Top Line Growth

We are building on proven momentum to drive top line growth in several key areas:

•

Building a Transformational Beauty Business with Sephora: In December, we announced a game-changing long-term partnership with Sephora to establish Kohl’s as a leading Beauty destination. Sephora will become Kohl’s exclusive beauty partner that will expand to at least 850 Sephora at Kohl’s locations by 2023 – 200 of which will open this year – and a comprehensive digital launch in August 2021. We expect this strategic partnership to drive significant customer traffic, acquisition of new, younger customers and significantly grow our Beauty business while positively impacting sales across other categories.

•

Growing Our Active Business to 30% of Sales: We are significantly increasing our leadership position in Active, which grew at a 10% CAGR from 2017 to 2019 and continued to outperform in 2020. Today, Active represents 20% of our sales, roughly double what it was in 2013. We plan to increase Active to 30% of sales, driven by assortment expansion of key national brands, expanding dedicated space in our stores, and growing outdoor through new partnerships such as Land’s End and Eddie Bauer. We will amplify the athleisure opportunity through the recent launch of FLX, our new athleisure private brand, extend our partnerships with strong national brands such as Champion and introduce relevant new brands such as Calvin Klein.

•

Reigniting Our Women’s Business: With our Women’s business under a new leadership team, we have optimized our product portfolio by exiting more than 10 down-trending brands and are driving increased clarity and productivity by significantly reducing choice counts while building depth. We are creating a more focused, inviting and simplified experience by making stronger statements with our key private brands such as Sonoma and SO and national brands such as Levi’s. We will continue to add new relevant brands through a highly disciplined process of bringing in products that fill a white space in our offerings for customers. These efforts are driving progress as the Women’s business’ quarter-over-quarter improvement outpaced the Company during the fourth quarter of 2020.

•

Investing in Our Differentiated Omnichannel Platform: Our 1,160 highly convenient off-mall stores and our large and growing digital business together represent our powerful omnichannel foundation. Kohl’s stores are financially healthy, with 95% of stores 4-wall cash flow positive in 2020 despite the pandemic resulting in closures for periods of seven weeks to as many as 17 weeks. Our digital sales have increased almost 120% since 2015 and represented 40% of total sales in 2020. Our stores have supported much of this growth, fulfilling nearly 45% of digital sales in 2020 through capabilities including ship from store, BOPUS and curbside pickup. We will continue to invest in our stores and omnichannel capabilities to further enhance the customer experience and drive productivity as a Kohl’s omni-customer is four times more productive than a store-only shopper and six times more productive than a digital-only customer.

Expanding Operating Margin

We are on track to expand operating margin to 7% to 8% by 2023 through both gross margin expansion and lowering our SG&A expense rate. Our gross margin expansion will be driven by four key strategies: inventory management, sourcing cost savings, pricing and promotional optimization, and supply chain transformation.

We intend to reduce our SG&A expense rate to approximately 27% to 28% of revenue by 2023. We will accomplish this by driving greater store labor productivity, enhancing our marketing efficiency, and reducing technology and corporate costs.

The Activists’ plan and slate offer no new value-creating ideas.

We have thoroughly evaluated each of the Activists’ areas of focus and found that we are already addressing the vast majority of them through previously announced initiatives. Other proposals, such as selling assets through sale-leaseback transactions, reflect a short-term approach and risk destroying significant shareholder value.

As an investment-grade rated company, sale-leaseback transactions are typically an inefficient means to access capital. In addition, a sale-leaseback transaction would add operating risk (e.g., by increasing rent expense and leverage) and would likely negatively impact our investment-grade rated status. Further, we have a robust capital return strategy that will not be enhanced by a sale-leaseback, as we generate significant annual cash flow and have a long history of returning a meaningful portion to shareholders through dividends and share repurchases.

Activists’ Proposals / Areas of Focus	New Idea?	Kohl’s Previously Announced Plans and Results
Inventory Turns

•   Set a turn goal of 4.0x or higher

•   Executing an in-store de-densification strategy by removing fixtures and inventory to improve the overall customer experience

•   Transforming our brand portfolio by reducing choice count

•   Leveraging technology to achieve higher regular sell-through and reduced clearance levels.

•   Q3 and Q4 2020 inventory turnover reached five- and ten-year highs, respectively

SG&A Costs

•   Set goal to reduce SG&A expense rate to approximately 27% to 28% of revenue by 2023

•   Reducing store labor by growing self-service to more than 25% of total in-store transactions (e.g., pick up, returns and checkout)

•   Decreasing technology costs through rebalancing internal/external labor, simplifying infrastructure and reducing support costs

•   Announced $100+ million of annualized expense savings through corporate restructuring actions in 2020

Marketing Strategy Effectiveness

•   Set goal to improve advertising to sales ratio to 4% or less by 2023

•   Increasing marketing ROI by shifting more of spend towards digital and improving response from existing channels like direct mail through targeting and personalization

•   Driving efficiency with in-house digital marketing capabilities and accelerating use of machine learning algorithms to drive customer productivity

•   Reduced marketing spend 19% during 2H 2020 and improved marketing expense rate by 40+ basis points

Merchandising

•   Pivoting towards more productive categories like Active and Beauty and downsizing and/or exiting underperforming categories and brands

•   Transforming the brand portfolio through a much tighter, more focused assortment of private brands and iconic national brands, while continuously editing and bringing in newness and relevancy for customers

•   Creating a more simplified and inspired shopping experience through greater storytelling and merchandising customer solutions (e.g., expanding the learnings from the Outfit Bar concept)

•   Continue to assert our leadership in the Active category through assortment expansion of key national brands, launch of private athleisure brand, FLX, and introduction of new brands like Calvin Klein and Eddie Bauer

Loyalty and Value

•   Simplifying pricing and promotional strategy by reducing the number of general promotional offers and stackable offers, while increasing usage of price-led events to offer more value every day

•   Industry leading loyalty program with 30 million members – new, simplified Kohl’s Rewards launched in 2020 leveraging iconic Kohl’s Cash

•   Q3 and Q4 2020 merchandise margin improved year-on-year driven by success of pricing and promotional strategies

Capital Allocation

•   Heightened investments in recent years served to build capabilities and strengthen foundation to drive our long-term growth and efficiency (e.g., technology, store productivity)

•   2021 capex expected to be in range of $550 to $600 million to facilitate installation of 200 Sephora at Kohl’s and new digital fulfillment center

•   Prior to pandemic-driven suspension in 2020, distributed $3.2 billion in dividends from inception in 2011

•   Reinstated a $0.25 per share quarterly dividend payable on March 31, 2021

•   Repurchased shares valued at $1.1 billion from 2017 to 2019

•   Plan to resume share repurchase program in 2021: $200 million to $300 million

•   Thoughtful execution of share repurchases over time, including reducing share count by more than 50% since 2007

•   Expect adjusted ROI to return to prior year levels with achievement of 7% to 8% operating margin

Kohl’s Board has the right skills and experience to drive growth.

Kohl’s has a diverse, highly experienced Board that is actively engaged in overseeing the execution of our new strategy and is holding management accountable for delivering continued growth and enhanced profitability. The Board will continue to be agents of change focused on creating shareholder value and will continue to evolve and adapt to the changing environment to deliver on commitments to shareholders.

Kohl’s Board has added six new directors since 2016, refreshing the Board by 50%, as part of a continuous process. These changes reflect a deliberate internal assessment of the mix of necessary experience and skills of the Board and our ongoing dialogue with all our shareholders as to their perspectives on the Board’s composition.

Kohl’s directors have a broader and more relevant palette of experience than the Activists’ slate of nominees:

•	All 12 of Kohl’s directors have extensive senior leadership experience and experience in retail or consumer-facing industries.

•	All 12 of Kohl’s directors have public company board experience.

•	Five members of the Board are current or former public company CEOs.

•	A majority of the Board is experienced in finance, accounting, or financial reporting, as well as technology, e-commerce or digital.

•	A majority of the Board is experienced in marketing, public relations or brand management, as well as operations management.

In contrast, the Activists’ slate lacks critical relevant experience:

•	One of their nominees has presided over four companies that filed for bankruptcy.

•	Three of their five nominees have not served on boards of retail companies of a comparable size to Kohl’s.

•	Two of their nominees have never served on a public company board.

•	Finally, four of five of the Activists’ nominees lack meaningful digital experience, an area critically important to Kohl’s future growth, now representing 40% of our business.

Vote the BLUE proxy card today to protect the value of your investment.

Visit www.KohlsMomentum.com for more information.

We look forward to engaging with you as the Annual Meeting approaches. As always, we appreciate your investment in Kohl’s, and we thank you for your time and consideration.

Very truly yours,

Michael Bender	Robbin Mitchell

Peter Boneparth	Jonas Prising

Steven A. Burd	John E. Schlifske

Yael Cosset	Adrianne Shapira

H. Charles Floyd	Frank V. Sica

Michelle Gass	Stephanie A. Streeter

YOUR VOTE IS IMPORTANT!

Please refer to the enclosed BLUE proxy card for information on how to vote by telephone or by Internet, or simply sign and date the BLUE proxy card and return it in the postage-paid envelope provided. If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-717-3905.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,”

“expects,” “may,” “will,” “should,” “anticipates,” “strategy,” “preliminary,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to execute on and realize the benefits of our strategic plan, market conditions beyond our control, including the ongoing and evolving impact of the COVID-19 pandemic, that may negatively impact our stock price vis-à-vis industry analyst expectations and the risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

Contacts

Investor Relations: Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media: Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Lex Suvanto, (646) 775-8337, lex.Suvanto@edelman.com